                                                                    EXHIBIT 3.38


                              CERTIFICATE OF MERGER
                                       OF
                    PEGASUS BROADCASTING OF SAN JUAN, L.L.C.
                                      INTO
                      LIN TELEVISION OF PUERTO RICO, L.L.C.


                  Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company, LIN Television of Puerto Rico, L.L.C. (the "Company") submits the following Certificate of Merger for filing and certifies that:

                  1. The name and jurisdiction of formation of each of the limited liability companies which is to merge are:



                         Name                                       Jurisdiction
        -------------------------------------                       ------------
        LIN Television of Puerto Rico, L.L.C.                         Delaware

        Pegasus Broadcasting of San Juan, L.L.C.                      Delaware


                  2. An agreement of merger has been approved and executed by each of the limited liability companies set forth in Paragraph 1 hereof.

                  3. The name of the surviving limited liability company is: LIN Television of Puerto Rico, L.L.C.

                  4. The merger shall become effective upon the filing of this Certificate of Merger.

                  5. The agreement of merger is on file at a place of business of the Company, which is located at Four Richmond Square, Providence, RI 02906.

                  6. A copy of the agreement of merger will be furnished by the Company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge.
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   2

                  IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 19th day of October, 1999, and is being filed in accordance with Section 18-209 of the Act by an authorized person of the surviving company in the merger.

                                        LIN TELEVISION OF PUERTO
                                        RICO, LLC

                                        BY: LIN TELEVISION CORPORATION


                                        /s/ DENISE M. PARENT
                                        ----------------------------------------
                                          By:  Denise M. Parent
                                          Title: VP -- Deputy General Counsel







                                      -2-
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   3

                            CERTIFICATE OF AMENDMENT

                         TO THE CERTIFICATE OF FORMATION

                                       OF

                       LIN TELEVISION OF PUERTO RICO, LLC


                  This Certificate of Amendment of LIN Television of Puerto Rico, LLC (the "Company"), dated as of October 20, 1999, is being duly executed and filed by an authorized person to amend the Certificate of Formation of the Company in accordance with Section 18-202 of the Delaware Limited Liability Company Act.

                  FIRST. The name of the Company is LIN Television of Puerto Rico, LLC.

                  SECOND. The Certificate of Formation of the Company shall be amended by deleting the name "LIN Television of Puerto Rico, LLC" therefrom and inserting in lieu thereof Televicentro of Puerto Rico, LLC, which shall constitute the new name of the Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of LIN Television of Puerto Rico, LLC as of the date first above written.

                                        /s/ DENISE M. PARENT
                                        ----------------------------------------
                                        Denise M. Parent
                                        Authorized Person